Exhibit 99.1

C.H. Robinson Worldwide, Inc.
8100 Mitchell Road, Suite 200
Eden Prairie, Minnesota 55344

Chad Lindbloom, vp and chief financial officer (952) 937-7779
Angie Freeman, investor relations (952) 937-7847

FOR IMMEDIATE RELEASE

C.H. ROBINSON REPORTS THIRD QUARTER RESULTS
Income From Operations Up 21.8 Percent For the Quarter

MINNEAPOLIS, October 22, 2002 — C.H. Robinson Worldwide, Inc. (“C.H. Robinson”) (Nasdaq:CHRW), today reported financial results for the three months and nine months ended September 30, 2002.

For the third quarter of 2002, gross profits increased 8.7 percent to $123.1 million from $113.2 million in 2001. Income from operations increased 21.8 percent to $42.4 million from $34.8 million in 2001. Net income increased 14.7 percent to $26.0 million from $22.6 million in 2001. Basic net income per share increased 14.8 percent to $0.31 from $0.27 cents per share in 2001. Diluted net income per share increased 15.4 percent to $0.30 from $0.26 cents per share in 2001. The results from the third quarter of 2001 include other income of $2.0 million from unusual items, principally a gain on sale.

For the first nine months of 2002, gross profits increased 4.0 percent to $358.3 million from $344.5 million in 2001. Income from operations increased 16.4 percent to $117.2 million from $100.7 million in 2001. Net income increased 13.6 percent to $72.0 million from $63.4 million in 2001. Basic net income per share increased 13.3 percent to $0.85 from $0.75 cents per share in 2001. Diluted net income per share increased 13.5 percent to $0.84 from $0.74 cents per share in 2001. The results for the first nine months of 2001 include other income of $2.0 million from unusual items, principally a gain on sale.

“We’re encouraged that growth in our core truck business is strengthening,” said John P. Wiehoff, chief executive officer of C.H. Robinson. “Our other modes have performed well this year, and again contributed solid results. The flexibility of our business model continues to be an advantage, enabling us to react appropriately to changes in the marketplace and closely manage our operating expenses. We will continue to execute our long-term growth strategy and believe we are in a strong position for the future.”

For the third quarter, transportation gross profits increased 7.8 percent. All of our transportation modes grew this quarter. The increase in our truck transportation business of 5.2 percent was driven by volume growth, as gross profit per transaction declined due to rising costs of capacity. Intermodal, air and ocean growth was due to increased volume.

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C.H. Robinson Worldwide, Inc.
October 22, 2002

For the third quarter, sourcing gross profits increased 8.2 percent. We continue to see increases in volume and gross profits with large retailers, offset by the trend of less volume with our traditional business with produce wholesalers.

For the third quarter, information services gross profits increased 27.2 percent, primarily due to significant transaction growth.

For the quarter, selling, general, and administrative expenses were $21.5 million, a decrease of 7.0 percent from $23.1 million in 2001. Amortization of certain intangible assets has been eliminated due to new accounting rules, which reduced amortization expense by $1.3 million in the third quarter. In addition, we had notable declines in communications costs and travel expenses.

Founded in 1905, C.H. Robinson Worldwide, Inc., is one of the largest third-party logistics companies in North America. C.H. Robinson is a global provider of multimodal transportation services and logistics solutions, serving 15,000 customers through a network of 146 offices in North America, South America, Europe and Asia. C.H. Robinson maintains the single largest network of motor carrier capacity in North America through contracts with more than 20,000 motor carriers, and is one of the largest third-party providers of intermodal services in the United States.

Except for the historical information contained herein, the matters set forth in this release are forward-looking statements which are based on certain assumptions and expectations of future events. These assumptions and expectations are dependent on and subject to certain risks and uncertainties including, but not limited to such factors as market demand, pricing, and risks associated with litigation and insurance coverage, and risks associated with operations outside of the U.S., changing economic conditions such as general economic slowdown and decreased consumer confidence, and other risk factors detailed under “Cautionary Statement” in Exhibit 99 to C.H. Robinson’s Annual Report on Form 10-K filed on March 15, 2002.

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C.H. Robinson Worldwide, Inc.
October 22, 2002

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2002	2001	2002	2001
Gross revenues and management fees	$872,245	$784,517	$2,454,996	$2,313,695

Gross profits:
Transportation:
Truck	$90,999	$86,516	$266,675	$263,682
Intermodal	5,736	4,053	14,970	11,647
Ocean	4,339	3,649	12,479	11,158
Air	830	538	2,229	1,993
Miscellaneous	2,298	1,924	6,453	5,302

Total transportation	104,202	96,680	302,806	293,782
Sourcing	12,105	11,186	36,447	35,152
Information services	6,777	5,326	18,998	15,570

Total gross profits	123,084	113,192	358,251	344,504

Operating costs and expenses:
Personnel expenses	59,234	55,325	176,754	169,033
Selling, general and administrative	21,486	23,097	64,324	74,770

Total operating costs and expenses	80,720	78,422	241,078	243,803

Income from operations	42,364	34,770	117,173	100,701

Investment and other income:
Interest income and other	422	2,685	1,343	3,961
NQDC investment loss	(242)	(177)	(483)	(208)

Total investment and other income	180	2,508	860	3,753

Income before provision for income taxes	42,544	37,278	118,033	104,454
Provision for income taxes	16,593	14,650	46,034	41,050

Net income	$25,951	$22,628	$71,999	$63,404

Net income per share (basic)	$0.31	$0.27	$0.85	$0.75

Net income per share (diluted)	$0.30	$0.26	$0.84	$0.74

Weighted average shares outstanding (basic)	84,292	84,294	84,302	84,339

Weighted average shares outstanding (diluted)	85,500	85,694	85,731	85,776

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C.H. Robinson Worldwide, Inc.
October 22, 2002

CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)

	September 30, 2002 (unaudited)	December 31, 2001
Assets
Current assets:
Cash and cash equivalents	$121,624	$115,741
Investments	25,098	—
Receivables	398,036	370,378
Other current assets	17,706	17,096

Total current assets	562,464	503,215
Net property and equipment	27,848	30,920
Intangible and other assets	161,916	149,355

	$752,228	$683,490

Liabilities and stockholders’ investment
Current liabilities:
Accounts payable	$283,780	$267,708
Accrued compensation	29,432	32,098
Other accrued expenses	23,810	23,722

Total current liabilities	337,022	323,528

Long term liabilities:
Deferred tax liability	5,023	3,241
Nonqualified deferred compensation obligation	1,450	906

Total long term liabilities	6,473	4,147

Total liabilities	343,495	327,675

Total stockholders’ investment	408,733	355,815

	$752,228	$683,490

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C.H. Robinson Worldwide, Inc.
October 22, 2002

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(unaudited)

(In thousands, except operational data)

	Nine months ended September 30,
	2002	2001
Operating activities:
Net income	$71,999	$63,404
Depreciation and amortization	10,661	14,417
Other non-cash expenses	2,131	9,006
Net changes in operating elements	(12,332)	(50,170)

Net cash provided by operating activities	72,459	36,657

Investing activities:
Net property additions	(5,924)	(10,296)
Cash paid for acquisition	(15,716)	—
Net purchases of investments	(25,098)	—
Other assets, net	(1,086)	(1,136)

Net cash used for investing activities	(47,824)	(11,432)

Financing activities:
Net repurchases of common stock	(3,551)	(5,907)
Cash dividends	(15,201)	(12,678)

Net cash used for financing activities	(18,752)	(18,585)

Net increase in cash	5,883	6,640
Cash and cash equivalents, beginning of period	115,741	79,912

Cash and cash equivalents, end of period	$121,624	$86,552

	As of September 30,
Operational data:	2002	2001
Employees	3,751	3,727
Branches	146	139

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